Exhibit 2.1

Filed in the Office of	Business Number E33336612023-0
FVAguilar	Filing Number 20233443640
Secretary of State State Of Nevada	Filed On 8/28/2023 2:02:00 PM
	Number of Pages 5

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Cabbacis Inc

Entity or Nevada Business Identification Number (NVID): NV20232840448

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☒ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☒ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 12/15/2022

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 08/28/2023 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Common stock voting rights and Board's authority related to Preffered Stock (attach additional page(s) if necessary)
6. Signature: (Required)	X ____________ Signature of Officer or Authorized Signer — Title: X Joseph Pandolfino (signature) Signature of Officer or Authorized Signer — Title: CEO *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 12/15/2022

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CABBACIS INC

ARTICLE 1

The name of the corporation is Cabbacis Inc (hereinafter, the “Corporation”).

ARTICLE 2

The address of the Corporation's registered office in the State of Nevada is 2520 St. Rose Pkwy, Ste. 319, Henderson, NV 89074. The name of its registered agent at such address is United Corporate Services, Inc.

ARTICLE 3

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

ARTICLE 4

Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 60,000,000 consisting of:

50,000,000 shares of Common Stock, par value $0.00001 per share (the “Common Stock”); and

10,000,000 shares of initially undesignated Preferred Stock, par value $0.00001 per share (“the Preferred Stock”).

Section 2. Common Stock. The holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors. In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each. Each share of Common Stock shall have one (1) vote with respect to all matters submitted to the shareholders for a vote. Notwithstanding the foregoing, all rights of the Common Stock shall be subject to any superior or parallel rights of any series of the Preferred Stock.

Section 3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series and with respect to each such series, to fix the dividend rights, dividend rate, conversion right, liquidation preferences, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the number of shares constituting any such series and the designation thereof, or any of them, and such other preferences, powers, and special participating, optional, relative or other rights and the qualifications, limitations and restrictions thereof, as the board of directors shall determine; and to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of such series.

Section 4. Pre-emptive Rights. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase share of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series of the Corporation.

ARTICLE 5

Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

Section 2. Number of Directors. The number of directors which shall constitute the Board of Directors shall be determined from time to time by the Bylaws or an amendment thereto.

Section 3. Election and Term of Office. The directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE 6

The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the Bylaws of the Corporation.

ARTICLE 7

The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

ARTICLE 8

To the fullest extent permitted by Nevada law and subject to the Bylaws of the Corporation, the directors and officers of the Corporation shall not be liable to the Corporation or its stockholders for damages for their conduct or omissions as directors or officers. Any amendment to or repeal of this Article shall not adversely affect any right of a director or officer of the Corporation hereunder with respect to any acts or omissions of the director of officer occurring prior to amendment or repeal.

ARTICLE 9

To the fullest extent permitted by Nevada law, the Corporation shall indemnify and hold harmless the officers and directors of the Corporation. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

ARTICLE 10

The Corporation elects not to be governed by Sections 78.411 to 78.444 of the Nevada Revised Statutes. The Corporation elects not to be governed by Sections 78.378 through 78.3793 of the Nevada Revised Statutes.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E33336612023-0
FVAguilar	Filing Number 20233333660
Secretary of State State Of Nevada	Filed On 07/07/2023 11:03:29 AM
	Number of Pages 2

Formation - Profit Corporation

☑ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________ a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Cabbacis Inc

2. Registered Agent for Service of Process: (Check only one box)

☑ Commercial Registered Agent (name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below)

UNITED CORPORATE SERVICES, INC.
Name of Registered Agent OR Title of Office or Position with Entity

Street Address	City		Zip Code
2520 ST ROSE PKWY STE 319	Henderson	Nevada	89074

Mailing Address (If different from street address)	City		Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Michael A Barr, President — 07/07/2023
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes OR ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Address	City	State	Zip Code
1)	Joseph Pandolfinov	5036 Shale Bluff Court	Clarence	NY	14031
2)	John C. Manley Jr.	5000 Sandstone Court	Clarence	NY	14031
3)	Michael R. Moynihan	2394 King Arthurs Court	Harrisonburg	VA	22801

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation: ______

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

Page 1 of 2 Pages

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 50000000.0 Par value: $ 0.00001 Number of preferred shares with Par value: 10000000.0 Par value: $ 0.00001 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: Emily Niyazov Country: United States Address: 30 South Pearl Street City: Albany State: NY Zip/Postal Code: 12207 X Emily Niyazov (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:

(attach additional page(s) if necessary)

Page 2 of 2 Pages